EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hillenbrand, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Megan A. Walke, Interim Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Megan A. Walke
Megan A. Walke
Interim Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer
August 11, 2025
A signed original of this written statement required by Section 906 has been provided to Hillenbrand, Inc. and will be retained by Hillenbrand, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.